                                                                   Exhibit 10(h)


                       PROPERTY CATASTROPHE EXCESS OF LOSS
                              REINSURANCE AGREEMENT
                      (HEREINAFTER CALLED THE "AGREEMENT")

                                     BETWEEN

                            MERCHANTS INSURANCE GROUP
                                BUFFALO, NEW YORK

                                  COMPRISED OF:
                       MERCHANTS MUTUAL INSURANCE COMPANY,
               MERCHANTS INSURANCE COMPANY OF NEW HAMPSHIRE, INC.,
                   (HEREINAFTER REFERRED TO AS THE "COMPANY")

                                       AND

                    THE SUBSCRIBING REINSURERS EXECUTING THE
                  INTERESTS AND LIABILITIES CONTRACTS ATTACHED
                                TO THIS AGREEMENT
            (HEREINAFTER COLLECTIVELY REFERRED TO AS THE "REINSURER")








                            EFFECTIVE JANUARY 1, 1998

                                TABLE OF CONTENTS

ARTICLE                                                                                                         PAGE

ARTICLE 1 -COVER..................................................................................................1

ARTICLE 2 - TERM..................................................................................................1

ARTICLE 3 - TERRITORY.............................................................................................1

ARTICLE 4 - EXCLUSIONS............................................................................................1

ARTICLE 5 - NET RETAINED LINES....................................................................................4

ARTICLE 6 - ULTIMATE NET LOSS.....................................................................................5

ARTICLE 7 - LOSS OCCURRENCE.......................................................................................5

ARTICLE 8 - RETENTION AND LIMIT...................................................................................6

ARTICLE 9 - REINSTATEMENT.........................................................................................7

ARTICLE 10 - REINSURANCE PREMIUM..................................................................................7

ARTICLE 11 - REPORTS AND REMITTANCES..............................................................................7

ARTICLE 12 - CURRENCY.............................................................................................8

ARTICLE 13 - TAXES................................................................................................8

ARTICLE 14 - FEDERAL EXCISE TAX...................................................................................8

ARTICLE 15 - ERRORS AND OMISSIONS.................................................................................8

ARTICLE 16 - LOSS NOTICE..........................................................................................8

ARTICLE 17 - LOSS SETTLEMENTS.....................................................................................9

ARTICLE 18 - OFFSET...............................................................................................9

ARTICLE 19 - ACCESS TO RECORDS....................................................................................9

ARTICLE 20 - UNAUTHORIZED REINSURANCE.............................................................................9

ARTICLE 21 - SERVICE OF SUIT.....................................................................................11

ARTICLE 22 - INSOLVENCY..........................................................................................11

ARTICLE 23 - ARBITRATION.........................................................................................12

ARTICLE 24 - INTERMEDIARY........................................................................................13

SCHEDULE A.......................................................................................................14

                       PROPERTY CATASTROPHE EXCESS OF LOSS
                              REINSURANCE AGREEMENT

ARTICLE 1 -COVER
----------------

A. The Reinsurer agrees to reimburse the Company, on an excess of loss basis, for the amounts of ultimate net loss which the Company may pay as a result of losses occurring during the term of this Agreement, under policies of the Company that are in force, new or renewed during the term of this Agreement, covering business classified by the Company as Property, including but not limited to: Fire, Allied Lines (including Extended Coverage), the Property Sections of Homeowners Multiple Peril, Farmowners Multiple Peril and Commercial Multiple Peril policies, Earthquake, Inland Marine (including Section I of boatowners), and Automobile Physical Damage (excluding collision but including water damage, fleet dealers' and garagekeepers' legal liability).

B. The term "policies" as used herein means each of the Company's binders, policies, contracts, and other evidences of insurance, whether written or oral, providing insurance on the business covered hereunder.

ARTICLE 2 - TERM
----------------

This Agreement shall become effective as respects losses occurring during the period January 1, 1998 through December 31, 1998, both dates inclusive, at the place of the loss occurrence.

B. Upon expiration, the Reinsurer shall remain liable for losses occurring prior to the expiration date, but all liability shall terminate hereunder as to losses occurring on or after the date and time of expiration, except as provided in paragraph C below.

C. If this Agreement should terminate while an occurrence giving rise to a claim hereunder is in progress, subject to the other conditions of this Agreement, the Reinsurer shall be liable for its proportion of the entire loss or damage caused by such occurrence.

ARTICLE 3 - TERRITORY
---------------------

This Agreement shall cover losses occurring in the United States of America, its territories and possessions, and Canada.

ARTICLE 4 - EXCLUSIONS
----------------------

This Agreement shall not apply to:

1.   Reinsurance accepted by the Company other than:

     (a) Facultative reinsurance on a share basis of risks accepted individually and not forming part of any agreement, or

     (b) Local agency reinsurance on a share basis accepted in the normal course of business, or

     (c)        From its affiliates;

2. Nuclear incident per the following clauses which are deemed to form a part of this Agreement:

     (a) "Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance" - U.S.A. (BRMA 35B)

     (b) "Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance" - Canada (BRMA 35G) Clause;

3. Any extra or non-contractual damages (including loss in excess of policy limits) or legal fees and expense attendant to the defense thereof, including but not limited to compensatory, exemplary and punitive damages or fines or statutory penalties which are awarded against the Company as a result of an act, omission, or course of conduct committed by or on behalf of the Company;

4. Any loss or liability accruing to the Company directly or indirectly from any insurance written by or through any pool or association including pools or associations in which membership by the Company is required under any statutes or regulations; however this exclusion shall not apply to:

     (a)  The Alabama Insurance Underwriting Association;

     (b)  The Florida Windstorm Underwriting Association;

     (c)  The Louisiana Insurance Underwriting Association;

     (d)  The Mississippi Windstorm Underwriting Association;

     (e)  The New York Coastal Market Assistance Program (CMAP);

     (f)  The North Carolina Insurance Underwriting Association;

     (g)  The South Carolina Windstorm and Hail Underwriting Association;

     (h)  The Texas Catastrophe Property Insurance Association;

     (i)  All "Fair Plan" and "Rural Risk Plan" business;

     (j)  The Devco Mutual Association,

     However, this Agreement shall not cover any increase in such liability resulting from the inability of any other participant in any such pool or plan to meet its liability;

5. Any liability of the Company arising from its participation or membership in any insolvency fund;

6. Any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority; however this exclusion shall not apply to any policy which contains a standard war exclusion;

7. Risks written on a layered basis, whether primary or excess of loss, or policies written with a deductible or franchise of more than $5,000; however, this exclusion shall not apply to policies which provide a percentage deductible or franchise in connection with windstorm;

7. Insurance against earthquake, except when written in conjunction with fire and otherwise eligible perils;

8.   Insurance on growing crops;

9. Insurance against flood, surface water, waves, tidal water or tidal wave, overflow of streams or other bodies of water or spray from any of the foregoing, all whether driven by wind or not except when written in conjunction with fire and otherwise eligible perils;

10. Any loss in respect of overhead transmission and distribution lines and their supporting structures other than those on or within 1000 feet of the insured premises; however, this exclusion shall not apply to public utilities extension and/or suppliers extension and/or contingent business interruption coverage, provided that these are not part of a transmitters' or distributors' policy;

11.  Business classified as fidelity;

12. Liability under coverage afforded for loss or damage resulting from failure to account or pay for any goods or merchandise sold on credit, delivered under deferred payment agreements, consigned for sale, or delivered under any trust or floor plan agreements, except under standard accounts receivable policies;

13. Any loss or damage caused by or resulting from explosion, rupture, or bursting of steam boilers, steam pipes, steam turbines, steam engines, or rotating parts of machinery caused by centrifugal force; if owned by, leased by, or actually operated under the control of the insured. This exclusion shall not apply to ensuing loss by fire not otherwise excluded;

14. Mortgage impairment insurance and similar kinds of insurance, howsoever styled, providing coverage to an insured with respect to its mortgagee interest in property or its owner interest in foreclosed property;

15. Difference in conditions insurance and similar kinds of insurance, howsoever styled;

16. Risks which have a total insurable value of more than $250,000,000; however this exclusion shall not apply if the Company writes 100% of the risk;

17.  Any collection of fine arts with an insurable value of $5,000,000 or more;

18.  Mobile homes;

19.  Inland marine business with respect to the following:

          (a)  All bridges and tunnels;

          (b) Cargo insurance when written as such with respect to ocean, lake, or inland waterways vessels;

          (c)  Commercial negative film insurance and cast insurance;

          (d)  Drilling rigs;

          (e)  Furriers' customers policies;

          (f)  Garment contractors policies;

          (g)  Insurance on livestock under so-called "mortality policies";

          (h)  Jewelers' block policies and furriers' block policies;

          (i)  Mining equipment while underground;

          (j) Motor truck cargo insurance written for common carriers operating beyond a radius of 300 miles;

          (k)  Radio and television broadcasting towers;

          (l) Registered mail insurance when the limit of any one addressee on any one day is more than $50,000;

20. Watercraft, other than watercraft insured under a standard homeowners policy;

21. Loss of, damage to, or failure of, or consequential loss resulting therewith (including but not limited to earnings and extra expense) of satellites, spacecraft, and launch vehicles, including cargo and freight carried therein, in all phases of operation (including but not limited to manufacturing, transit, pre-launch, launch, and in-orbit);

22. Coverage afforded by ISO Pollutant Clean Up and Removal Additional Aggregate Limit of Insurance Endorsement CP 04 07 (Ed., 4/86) or as subsequently amended or by any similar endorsement affording such coverage;

     Pollutant clean up or removal, including time element coverage associated therewith, under any commercial property policy or any inland marine policy written by the Company which does not contain ISO Changes- Pollutants Endorsement CP 01 86 (Ed. 4/86) or as subsequently amended; however this exclusion does not apply to any risk located in a jurisdiction which has not approved the Insurance Services Office exclusion or where other regulatory constraints prohibit the Company from attaching such endorsement. If the Company elects to file an endorsement independent of ISO, such endorsement will be deemed a suitable substitute provided the Company has submitted the wording to the Reinsurers and received the Reinsurers' prior approval.


ARTICLE 5 - NET RETAINED LINES
------------------------------

This Agreement applies only to that portion of any policy which the Company retains net for its own account, and in calculating the amount of any loss hereunder and also in computing the amount or amounts in excess of which this Agreement attaches, only loss or losses in respect of that portion of any policy which the Company retains net for its own account shall be included.

The amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts which may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

ARTICLE 6 - ULTIMATE NET LOSS
-----------------------------

The term "ultimate net loss" as used herein shall be understood to mean the sum actually paid by the Company in settlement of losses for which it is liable, after making proper deductions for all other reinsurance or insurance which inures to the benefit of the Reinsurer under this Agreement, whether collectible or not, and all salvages and all recoveries, and shall include all expenses incurred by the Company in the settlement or defense of claims including the salaries and expenses of salaried adjusters but excluding the office expenses of the Company and the salaries and expenses of its other employees; provided, however, that in the event of the insolvency of the Company, "ultimate net loss" shall mean the amount of loss and expense which the Company has incurred or for which it is liable, and payment by the Reinsurer shall be made to the liquidator, receiver or statutory successor of the Company in accordance with the provisions of the Insolvency Article of this Agreement.

ARTICLE 7 - LOSS OCCURRENCE
---------------------------
NMA 2244 Amended (BRMA 27a)

A. The term "Loss Occurrence" shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one "Loss Occurrence" shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event except that the term "Loss Occurrence" shall be further defined as follows:

         (i) As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

         (ii) As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 consecutive hours may be extended in respect of individual losses which occur beyond such 72 consecutive hours during the continued occupation of an assured's premises by strikers, provided such occupation commenced during the aforesaid period.

         (iii) As regards earthquake (the epicenter of which need not necessarily be within the territorial confines referred to in the opening paragraph of this Article) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company's "Loss Occurrence."

         (iv) As regards "Freeze," only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting of frozen pipes and tanks) may be included in the Company's "Loss Occurrence."

B. For all "Loss Occurrences," other than (ii) above, the Company may choose the date and time when any such period of consecutive hours commences, provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss and provided that only one such period of 168 consecutive hours shall apply with respect to one event, except for any "Loss Occurrence" referred to in sub-paragraph (i) above where only one such period of 72 consecutive hours shall apply with respect to one event.

C. As respects those "Loss Occurrences" referred to in (ii) above, the Company may choose the date and time when any such period of consecutive hours commences. If the disaster, accident or loss occasioned by the event is of greater duration than 72 consecutive hours, then the Company may divide that disaster, accident or loss into two or more "Loss Occurrences" provided no periods overlap and no individual loss is included in more than one such period and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss.

D. No individual losses occasioned by an event that would be covered by 72 hours clauses may be included in any "Loss Occurrence" claimed under the 168 hours provision.

ARTICLE 8 - RETENTION AND LIMIT
-------------------------------

A. As respects each Excess Layer of reinsurance coverage provided by this Agreement, the Company shall retain the amount of ultimate net loss, shown as the Company's Retention for each Excess Layer in SCHEDULE A attached hereto, arising out of each and every loss occurrence. The Reinsurer shall then be liable, as respects its participation in the Excess Layer, for the amount by which such ultimate net loss exceeds the Company's Retention, each and every loss occurrence, but the limit of liability of the Reinsurer shall not exceed the amount shown in SCHEDULE A as Reinsurer's Limit of Liability, each and every loss occurrence during the term of this Agreement.

B. In addition to the Company's Retention, the Company will retain net for its own account, with respect to each loss occurrence, the remaining 5% in each Excess Layer.

ARTICLE 9 - REINSTATEMENT

A. In the event of a claim attaching to this Agreement, it is understood and agreed that the amount of liability hereunder shall be reduced from the commencement of the loss occurrence giving rise to such claim by the sum payable on such claim, but any amount so exhausted shall be reinstated from the time of the loss occurrence. Reinstatements of the limits hereunder for each Excess Layer; i.e., the liability of the Reinsurer under each Excess Layer of reinsurance coverage hereunder, shall not exceed the Reinsurer's Limit of Liability as shown in SCHEDULE A with respect to each and every loss occurrence under such Excess Layer, and shall be further limited to a Reinsurer's Maximum Annual Limit as shown in SCHEDULE A for all loss occurrences under such Excess Layer during the term of this Agreement.

B. For each amount so reinstated, the Company shall pay to the Reinsurer an additional premium calculated as shown in SCHEDULE A. Any such additional premium shall be immediately payable at the time the loss giving rise to such reinstatement is settled; however, such additional premium shall be based on the Deposit premium with adjustment as required at the end of the term of this Agreement, when the actual reinsurance premium hereunder shall be finally determined.

ARTICLE 10 - REINSURANCE PREMIUM
--------------------------------

A. The premium to be paid by the Company to the Reinsurer hereunder shall be calculated by applying the Premium Rate, for each Excess Layer shown in SCHEDULE A, to the Company's subject gross net earned premium income during the term of this Agreement.

B. The Deposit Premium, for each Excess Layer as shown in SCHEDULE A, shall be payable by the Company quarterly, in advance, in equal installments each on January 1, April 1, July 1, and October 1, 1998. As promptly as possible after the termination of this Agreement, the Company shall render a statement to the Reinsurer showing the actual reinsurance premium due hereunder, calculated as set forth in paragraph A. above. Subject to a Minimum Premium for each Excess Layer as shown in SCHEDULE A, the difference between the actual reinsurance premium and the Deposit Premium shall be paid by the debtor party to the creditor party.

ARTICLE 11 - REPORTS AND REMITTANCES
------------------------------------

Within 60 days following expiration of this Agreement, the Company will furnish the Reinsurers with a report of reinsurance premium due them for that period. Such report will show and properly segregate the Company's subject premium to which the reinsurance rate applies as well as contain such other information as may be required by the Reinsurers for completion of their NAIC interim and/or annual statements. The actual reinsurance premium will be calculated in accordance with ARTICLE 10 - REINSURANCE PREMIUM, and any balance shown to be due the Reinsurers will be remitted with said report. Any balance shown to be due the Company will be payable within 30 days following receipt of the report by the Reinsurers.

ARTICLE 12 - CURRENCY

(BRMA 14C)

A. Whenever the word "Dollars" or the "$" sign appears in this Agreement, they shall be construed to mean United States Dollars and all transactions under this Agreement shall be in United States Dollars.

B. Amounts paid or received by the Company in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Company.

ARTICLE 13 - TAXES
------------------
(BRMA 50B)

In consideration of the terms under which this Agreement is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia.

ARTICLE 14 - FEDERAL EXCISE TAX
-------------------------------
(BRMA 17A)

(Applicable to those reinsurers, excepting Underwriters at Lloyd's London and other reinsurers exempt from Federal Excise Tax, who are domiciled outside the United States of America.)

A. The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

B. In the event of any return of premium becoming due hereunder the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government.

ARTICLE 15 - ERRORS AND OMISSIONS
---------------------------------
(BRMA 12A)

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such omission or error is rectified upon discovery.

ARTICLE 16 - LOSS NOTICE
------------------------
(BRMA 26B)

The Company shall advise the Reinsurer promptly of all losses which, in the opinion of the Company, may result in a claim hereunder and of all subsequent developments thereto which, in the opinion of the Company, may materially affect the position of the Reinsurer.

ARTICLE 17 - LOSS SETTLEMENTS

(BRMA 29E)

All loss settlements made by the Company, under policies subject hereto, whether under policy terms and conditions or by way of compromise, shall be binding upon the Reinsurer, and, upon receipt of satisfactory proof of loss, the Reinsurer agrees to pay or allow, as the case may be, its share of each such settlement in accordance with this Agreement.

ARTICLE 18 - OFFSET
-------------------
(BRMA 36B)

The Company and the Reinsurer may offset any balance or amount due from one party to the other under this Agreement or any other contract heretofore or hereafter entered into between the Company and the Reinsurer, whether acting as assuming reinsurer or ceding company. However, in the event of the insolvency of any party hereto, offset shall only be allowed in accordance with applicable law.

ARTICLE 19 - ACCESS TO RECORDS
------------------------------
(BRMA 1D)

The Reinsurer or its designated representatives shall have access at any reasonable time to all records of the Company which pertain in any way to this reinsurance.

ARTICLE 20 - UNAUTHORIZED REINSURANCE
-------------------------------------
(BRMA 55D)

(Applies only to a Reinsurer who does not qualify for full credit with any insurance regulatory authority having jurisdiction over the Company's reserves.)A. As regards policies or bonds issued by the Company coming within the scope of this Agreement, the Company agrees that when it shall file with the insurance regulatory authority or set up on its books reserves for losses covered hereunder which it shall be required by law to set up, it will forward to the Reinsurer a statement showing the proportion of such reserves which is applicable to the Reinsurer. The Reinsurer hereby agrees to fund such reserves in respect of known outstanding losses that have been reported to the Reinsurer and allocated loss adjustment expense relating thereto, and losses and allocated loss adjustment expense paid by the Company but not recovered from the Reinsurer, as shown in the statement prepared by the Company (hereinafter referred to as "Reinsurer's Obligations") by funds withheld, cash advances or a Letter of Credit. The Reinsurer shall have the option of determining the method of funding provided it is acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves.

B. When funding by a Letter of Credit, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional Letter of Credit issued by a bank and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves in an amount equal to the Reinsurer's proportion of said reserves. Such Letter of Credit shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless thirty (30) days (sixty (60) days where required by insurance regulatory authorities) prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the Letter of Credit extended for any additional period.

C. The Reinsurer and Company agree that the Letters of Credit provided by the Reinsurer pursuant to the provisions of this Agreement may be drawn upon at any time, notwithstanding any other provision of this Agreement, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company for the following purposes, unless otherwise provided for in a separate Trust Agreement:

         (a) to reimburse the Company for the Reinsurer's Obligations, the payment of which is due under the terms of this Agreement and which has not been otherwise paid;

         (b) to make refund of any sum which is in excess of the actual amount required to pay the Reinsurer's Obligations under this Agreement;

         (c) to fund an account with the Company for the Reinsurer's Obligations. Such cash deposit shall be held in an interest bearing account separate from the Company's other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer;

         (d) to pay the Reinsurer's share of any other amounts the Company claims are due under this Agreement.

B. In the event the amount drawn by the Company on any Letter of Credit is in excess of the actual amount required for (a) or (c), or in the case of (d), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

C. The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

D. At annual intervals, or more frequently as agreed but never more frequently than quarterly, the Company shall prepare a specific statement of the Reinsurer's Obligations, for the sole purpose of amending the Letter of Credit, in the following manner:

         (a) If the statement shows that the Reinsurer's Obligations exceed the balance of credit as of the statement date, the Reinsurer shall, within thirty (30) days after receipt of notice of such excess, secure delivery to the Company of an amendment to the Letter of Credit increasing the amount of credit by the amount of such difference.

         (b) If, however, the statement shows that the Reinsurer's Obligations are less than the balance of credit as of the statement date, the Company shall, within thirty (30) days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.

ARTICLE 21 - SERVICE OF SUIT
----------------------------
(BRMA 49A)

(This Article only applies to reinsurers domiciled outside of the United States and/or unauthorized in any state, territory, or district of the United States having jurisdiction over the Company).

A. It is agreed that in the event of the failure of the Reinsurer hereon to pay any amount claimed to be due hereunder, the Reinsurer hereon, at the request of the Company, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. It is further agreed that service of process in such suit may be made upon Messrs. Mendes & Mount, 750 Seventh Avenue, New York, New York l00l9, U.S.A., and that in any suit instituted, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal.

B. The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Company to give a written undertaking to the Company that they will enter a general appearance upon the Reinsurer's behalf in the event such a suit shall be instituted.

C. Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefore, the Reinsurer hereon hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement of reinsurance, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

ARTICLE 22 - INSOLVENCY
-----------------------

The reinsurance provided by this Agreement shall be payable by the Reinsurer directly to the Company or to its liquidator, receiver or statutory successor on the basis of the liability of the Company under the contract or contracts reinsured. Subject to the right of offset and the verification of coverage, the Reinsurer shall pay its share of the loss without diminution because of the insolvency of the Company. In the event of the insolvency of the Company, the liquidator, receiver or statutory successor of the Company shall give written notice of the pendency of each claim against the Company on a policy or bond reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, the Reinsurer may, at its own expense, investigate such claim and interpose in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Company, its liquidator or receiver or statutory successor. Subject to court approval, any expense thus incurred by the Reinsurer shall be chargeable against the Company as part of the expense of liquidation to the extent of such proportionate share of the benefit as shall accrue to the Company solely as a result of the defense undertaken by the Reinsurer. The reinsurance shall be payable as set forth above except where this Agreement specifically provides for the payment of reinsurance proceeds to another party in the event of the insolvency of the Company.

ARTICLE 23 - ARBITRATION
------------------------
(BRMA 6B)

A. As a condition precedent to any right of action hereunder, any irreconcilable dispute between the parties to this Agreement will be submitted for decision to a board of arbitration composed of two arbitrators and an umpire meeting in Buffalo, New York.

B. Arbitration shall be initiated by the delivery of a written notice of demand for arbitration by one party to the other within a reasonable time after the dispute has arisen.

C. The members of the board of arbitration shall be active or retired disinterested officials of insurance or reinsurance companies, or Underwriters at Lloyd's, London, not under the control or management of either party to this Agreement. Each party shall appoint its arbitrator, and the two arbitrators shall choose an umpire before instituting the hearing. If the respondent fails to appoint its arbitrator within four (4) weeks after being requested to do so by the claimant, the latter shall also appoint the second arbitrator. If the two arbitrators fail to agree upon the appointment of an umpire within four (4) weeks after their nominations, each of them shall name three of whom the other shall decline two, and the decision shall be made by drawing lots. The claimant shall submit its initial brief within forty-five (45) days from appointment of the umpire. The respondent shall submit its brief within forty-five (45) days thereafter, and the claimant may submit a reply brief within thirty (30) days after filing of the respondent's brief.

D. The board shall make its decision with regard to the custom and usage of the insurance and reinsurance business. The board shall issue its decision in writing based upon a hearing in which evidence may be introduced without following strict rules of evidence but in which cross-examination and rebuttal shall be allowed. The board shall make its decision within sixty (60) days following the termination of the hearings unless the parties consent to an extension. The majority decision of the board shall be final and binding upon all parties to the proceeding. Judgment may be entered upon the award of the board in any court having jurisdiction.

E. If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this clause, and communications shall be made by the Company to each of the reinsurers constituting the one party provided, however, that nothing therein shall impair the rights of such reinsurers to assert several rather than joint defenses or claims, nor be construed as changing the liability of the reinsurers under the terms of this Agreement from several to joint.

F. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the umpire. The remaining costs of the arbitration proceedings shall be allocated by the board.

ARTICLE 24 - INTERMEDIARY

AM-RE Brokers, Inc. is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through AM-RE Brokers, Inc., 685 College Road East, Princeton, New Jersey 08543-5212. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

                                  SCHEDULE A
                                  ----------

--------------------------------------------------------------------------------
EXCESS LAYER:         FIRST               SECOND             THIRD
FIRST                 EXCESS              EXCESS             EXCESS
SECOND                                                       $ 5,000,000
THIRD                                                        $10,000,000
FOURTH                                                       $20,000,000
FIFTH                                                        $35,000,000
--------------------------------------------------------------------------------

COMPANY'S             $5,000,000          $10,000,000        $20,000,000
RETENTION:
--------------------------------------------------------------------------------
REINSURER'S           $5,000,000          $10,000,000        $30,000,000
OF LIMIT                                                     *See Below
LIABILITY (95%                                               *See Below
OF):                                                         *See Below
                                                             *See Below
--------------------------------------------------------------------------------
REINSURER'S MAXIMUM   $10,000,000         $20,000,000        $60,000,000
ANNUAL LIMIT
(95% OF):
$15,000,000
$30,000,000
$40,000,000
$70,000,000
--------------------------------------------------------------------------------
PREMIUM RATE:         1.2276%             1.4800%            2.2110%


--------------------------------------------------------------------------------
DEPOSIT PREMIUM:      $425,800            $513,350           $766,900

--------------------------------------------------------------------------------
MINIMUM PREMIUM:      $378,500            $456,300           $681,680

--------------------------------------------------------------------------------
REINSTATEMENT         Pro-rata as to   Pro-rata as to        Pro-rata as to
PREMIUM               amount;          amount;               amount;
CALCULATIONS:         100% for time    100% for time         100% for time

--------------------------------------------------------------------------------

                       INTEREST AND LIABILITIES CONTRACT
                       ---------------------------------


This Contract is made and entered into by and between the MERCHANTS INSURANCE GROUP of Buffalo, New York, Comprised of MERCHANTS MUTUAL INSURANCE COMPANY and MERCHANTS INSURANCE COMPANY OF NEW HAMPSHIRE, INC., (hereinafter call the "Company"), and the following party (hereinafter called the "Subscribing Reinsurer"):

It is mutually agreed between the parties hereto that the Subscribing Reinsurer shall have the following share(s) of the interests and liabilities of the "Reinsurer" as set forth in the attached PROPERTY CATASTROPHE EXCESS OF LOSS REINSURANCE AGREEMENT:

     First Layer:
     Second Layer:
     Third Layer:

The share(s) of the Subscribing Reinsurer in the interests and liabilities of the Reinsurer in respect of said Agreement shall be separate and apart from the participation of the other Reinsurers, and shall not be joined with that of the other Reinsurers and the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other Reinsurers.

This Contract shall be effective at 12:01 A.M. Local Standard Time, January 1, 1998 with respect to losses occurring on and after that date, and it shall continue in force until its expiration in accordance with the terms of the attached Agreement at 12:01 A.M., Local Standard Time, January 1, 1999.

IN WITNESS WHEREOF the parties hereto have caused this Contract to be executed in triplicate by their duly authorized representatives.

MERCHANTS INSURANCE GROUP
COMPRISED OF
MERCHANTS MUTUAL INSURANCE COMPANY, AND
MERCHANTS INSURANCE COMPANY OF NEW HAMPSHIRE, INC.

By:                                            Date:
   -----------------------------------------        -----------------

Title:
      --------------------------------------


By:                                            Date:
   -----------------------------------------        -----------------

Title:
      --------------------------------------